AGREEMENT AND PLAN OF MERGER

among

HEALTHY EXTRACTS, INC.,

HE GUMMY USA, INC.,

GUMMY TRANSITION, INC.,

and

DONALD SWANSON

dated as of

September 30, 2025

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of September 30, 2025, is entered into among Healthy Extracts Inc., a Nevada corporation (“Parent”), HE Gummy USA, Inc., a Nevada corporation (“Merger Sub”), Gummy Transition, Inc., a Florida corporation (the “Company”), and Donald Swanson, as the sole owner of all of the issued and outstanding stock of the Company (the “Stockholder” or “Swanson”).

Recitals

WHEREAS, the Company is in the business of manufacturing custom gummy nutritional supplements (the “Business”);

WHEREAS, Swanson is the sole Company stockholder and director of the Company and has determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Company, and approved this Agreement and the Merger by written consent contemporaneously with execution.

WHEREAS, the respective boards of directors of Parent and Merger Sub have unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of Parent, Merger Sub and their respective stockholders, and (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Ancillary Documents” means the Florida Articles of Merger, the Nevada Articles of Merger (collectively, the “Merger Filings”), Consideration Certificate, and any other certificates and instruments delivered at Closing.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company and Parent concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Employees” means those Persons employed by the Company immediately prior to the Closing.

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

“FBCA” means the Florida Business Corporation Act, Chapter 607, Florida Statutes.

“Florida Articles of Merger” means the articles of merger filed with the Florida Department of State pursuant to the FBCA.

“Fraud” means, with respect to a party, an actual and intentional misrepresentation of a material existing fact with respect to the making of any representation or warranty in ARTICLE III or ARTICLE IV, made by such party, (a) with respect to the Company, to the Company's Knowledge or (b) with respect to Parent, to Parent's actual knowledge, of its falsity and made for the purpose of inducing the other party to act, and upon which the other party justifiably relies with resulting Losses. For the avoidance of doubt, Fraud shall not include any claim for equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud, fraud by reckless or negligent misrepresentations or any tort based on negligence or recklessness.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Losses” means actual out-of-pocket losses, damages, liabilities, costs or expenses, including reasonable attorneys' fees.

“Nevada Articles of Merger” means the articles of merger filed with the Nevada Secretary of State pursuant to the NRS.

“NRS” means the Nevada Revised Statutes, including Chapter 92A (Mergers and Exchanges), as amended.

“Stock Consideration” means thirteen million seventy-five thousand nine hundred twenty (13,075,920) validly issued, fully paid and nonassessable shares of common stock of Parent, which shall represent seventy-seven and one-half percent (77.5%) of the issued and outstanding shares of Parent common stock immediately after the Effective Time.

“Transaction Expenses” means, without duplication and only to the extent not paid prior to Closing, the aggregate amount of all out-of-pocket fees, costs and expenses of legal counsel, investment bankers, accountants, auditors, consultants or other experts in connection with the transactions contemplated hereby (including all broker's and finder's fees) incurred by or on behalf of the Company in connection with the preparation, negotiation and execution of this Agreement and the Ancillary Documents, and the performance and consummation of the Merger and the other transactions contemplated hereby and thereby.

ARTICLE II

MERGER

Section 2.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the FBCA and the NRS, at the Effective Time, the Company shall be merged with and into Merger Sub, with Merger Sub surviving as the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Corporation”).

Section 2.02 Closing. The closing of the Merger (the “Closing”) shall occur immediately following the execution and delivery of this Agreement by electronic exchange of documents and signatures, and the date of such execution shall be the “Closing Date.”

Section 2.03 Closing Deliverables.

(a)At or prior to the Closing, the Company shall deliver to Parent the following:

(i)resignations of the directors and officers of the Company pursuant to Section 5.02;

(ii)a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying that (A) attached thereto are true and complete copies of (1) all resolutions adopted by the Company authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby and (2) resolutions of the Stockholder approving the Merger and adopting this Agreement, and (B) all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(iii)a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying the names and signatures of the officers of the Company authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder;

(iv)a good standing certificate (or its equivalent) from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company is organized;

(v)the Consideration Certificate contemplated in Section 2.11; and

(vi)such other documents or instruments as Parent reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(b)At or prior to the Closing, Parent shall deliver to the Company (or such other Person as may be specified herein) the following:

(i)evidence of book-entry issuance of the Stock Consideration pursuant to Section 2.08 in exchange for Shares;

(ii)a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Parent and Merger Sub certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Parent and Merger Sub authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(iii)a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Parent and Merger Sub certifying the names and signatures of the officers of Parent and Merger Sub authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder; and

(iv)such other documents or instruments as the Company reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 2.04 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent and Merger Sub shall cause the Merger Filings to be executed, acknowledged and filed with the Florida Department of State in accordance with the FBCA and with the Nevada Secretary of State in accordance with the NRS. The Merger shall become effective at such time as both of the Merger Filings have been duly filed (or at such later date and time as may be agreed by Parent and the Company and specified in such Merger Filings to the extent permitted by both the FBCA and the NRS) (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 2.05 Effects of the Merger. The Merger shall have the effects set forth in the FBCA and the NRS. Without limiting the foregoing, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become those of the Surviving Corporation.

Section 2.06 Articles of Incorporation; By-laws. At the Effective Time, (a) the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by applicable Law, and (b) the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the articles of incorporation of the Surviving Corporation or as provided by applicable Law.

Section 2.07 Directors and Officers. The directors and officers of Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation.

Section 2.08 Effect of the Merger on Common Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or any Stockholder:

(a)Cancellation of Certain Company Common Stock. Shares of Company Common Stock (the “Shares”) that are owned by Parent, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned subsidiaries shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b)Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 2.08(a)) shall be converted into the right to receive, in the aggregate, the Stock Consideration. The parties intend that the Stock Consideration shall equal thirteen million seventy-five thousand nine hundred twenty (13,075,920) validly issued, fully paid and nonassessable shares of common stock of Parent, representing seventy-seven and one-half percent (77.5%) of the issued and outstanding Parent common stock immediately after the Effective Time.

(c)Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

(d)Reorganization Intent. The parties intend that the Merger qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. Parent shall issue the Stock Consideration, which shall represent seventy-seven and one-half percent (77.5%) of the issued and outstanding shares of Parent common stock immediately after the Effective Time, and such Stock Consideration shall constitute all of the Merger consideration for purposes of satisfying the continuity-of-interest requirement.

Following the Merger, Parent and the Surviving Corporation shall continue at least a significant historic business of the Company or use at least a significant portion of the Company’s historic business assets within the meaning of the continuity-of-business-enterprise requirement. No party shall take or omit to take any action that would reasonably be expected to prevent the Merger from so qualifying, and if prior to the Effective Time a party becomes aware of facts that would reasonably be expected to jeopardize such treatment, the parties shall cooperate in good faith to make immaterial revisions to the structure or documentation to preserve such treatment without changing the Stock Consideration or other material economic terms.

Section 2.09Surrender and Payment. At the Effective Time, all issued and outstanding shares of Company Common Stock shall be cancelled and converted into the right to receive the Stock Consideration. At Closing, Swanson shall deliver to Parent (i) the original certificate(s) representing all shares of Company Common Stock, accompanied by duly executed stock powers (or, if any certificate is unavailable, an affidavit of loss and customary indemnity), and (ii) an IRS Form W-9. At Closing, Parent shall cause the Stock Consideration to be issued in book-entry form through Parent’s transfer agent in the name of Swanson. From and after the Effective Time, certificates formerly evidencing Company Common Stock shall represent only the right to receive the Stock Consideration as provided herein and shall have no other rights.

Section 2.10No Further Ownership Rights in Company Common Stock. All Stock Consideration issued at the Effective Time shall be deemed to have been issued in full satisfaction of all rights pertaining to the Shares, and from and after the Effective Time, the Shares shall no longer be outstanding and shall automatically be cancelled. If any certificates representing Shares are thereafter presented to the Surviving Corporation, they shall be cancelled and exchanged for the Stock Consideration in accordance with this Agreement.

Section 2.11Consideration Certificate. At the Closing, the Company shall deliver to Parent a certificate executed by the Stockholder (the “Consideration Certificate”) setting forth, as of immediately prior to the Effective Time: (i) the name of the sole Stockholder and the number of Shares held; (ii) the Stock Consideration; and (iii) a statement that no other equity interests or rights to acquire equity of the Company are outstanding. Parent and Merger Sub may rely on the Consideration Certificate for purposes of issuing the Stock Consideration.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedules, the Stockholder and the Company, jointly and severally, represent and warrant to Parent that the statements contained in this Article III are true and correct as of the date hereof.

Section 3.01 Capitalization. The Stockholder owns one hundred percent (100%) of the issued and outstanding Shares of the Company. The Shares have been duly authorized and validly issued by the Company.

Section 3.02 Ownership, Transfer of Interest Free from Liens. The Stockholder is the record and beneficial owner of all Shares and the holder of all rights relating to same. The

Stockholder has good and marketable title to said Shares and owns the Shares free from all liens and preemptive rights of others. The Stockholder and the Company have the full power and authority to execute and deliver this Agreement and to carry out or cause to be carried out the transactions contemplated by this Agreement. This Agreement has been duly authorized by all necessary action on the part of the Stockholder and the Company, and has been duly executed and delivered by the Stockholder and the Company, and assuming the valid execution and delivery by Parent and Merger Sub, constitutes the valid and legally binding obligation of Stockholder and the Company in accordance with its terms.

Section 3.03Non-Contravention. Except as set forth in Schedule 3.3 of the Disclosure Schedules, the execution and delivery of this Agreement and any other document, instrument or agreement executed or delivered at or in connection with the Closing, and the performance by the Stockholder and the Company, will not conflict with, result in a breach of, cause a default, or require any consent to be obtained or notice to be given, under any of the terms, conditions or provisions of any contract or other obligation under which the Company is a party.

Section 3.04Company Authorization. The Company is a corporation duly organized and existing in good standing under the laws of the State of Florida. The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by all necessary and required action of the Company.

Section 3.05Foreign Registration. The Company is duly qualified or registered to do business, and is in good standing as a foreign company, in each jurisdiction in which the character of the properties and assets owned, operated or leased by it, or the nature of its activities, is such that qualification or registration by the Company as a foreign company in such jurisdiction is required by any applicable law, and each such foreign jurisdiction is set forth on Schedule 3.5 of the Disclosure Schedules.

Section 3.06Permits. The Company holds all permits, certificates, licenses, approvals, consents, clearances (including governmental clearances) and other authorizations (collectively, “Permits”) as are required to conduct the Business, which are set forth on Schedule 3.6 of the Disclosure Schedules. No notice, report or other information has been received by the Company alleging any breach of or non-compliance with any of the foregoing Permits or any failure by the Company to have any Permits necessary to operate the Business. The Company does not require the approval of any Governmental Body to consummate the transactions contemplated herein. For purposes of this Agreement, “Governmental Body” shall mean any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state or local, or any agency, instrumentality or authority thereof, any court or arbitrator (public or private) with competent jurisdiction.

Section 3.07Real Property. The Company does not own any Real Property. The Company has a valid leasehold interest in all leased Real Property. “Real Property” means the real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon. Schedule 3.7 of the Disclosure Schedules lists the street address of each parcel of leased Real Property, and a list, as of the date of this Agreement, of all leases, subleases and occupancy agreements pertaining to the use or occupancy of any of the leased Real Property (including all amendments and modifications thereto and guaranties executed in connection therewith) (collectively, the “Leases”). the Stockholder and the Company have made available to Parent full, complete and correct copies of all Leases. The Leases constitute all of the Real Property currently used or occupied by the Company. With respect to each Lease, (i) there is not any existing breach or default (or event which with notice or lapse of time, or both, would constitute a breach or default) of any party thereto, (ii) all rent or other amounts due and payable under the Leases have been paid, (iii) no party to any Lease has exercised any termination rights with respect thereto and (iv) there are no subleases or other agreements granted to any Person for the use or occupy of the leased Real Property.

Section 3.08Title to Assets. The Company has good and marketable title to, or in the case of leased or licensed assets, valid and subsisting leasehold or license interests in, all of its assets, free and clear of any and all liens, except as set forth on Schedule 3.8 of the Disclosure Schedules. All tangible assets are in good operating condition, are usable in the ordinary course of business, and have been maintained at all times in accordance with all applicable laws, regulations and ordinances.

Section 3.09Financial Statements. The Company has delivered to Parent unaudited profit and loss statements for the fiscal year ended December 31, 2024 and an interim profit and loss statement and balance sheet as of and for the three months ending March 31, 2025 (the “Latest Balance Sheet” and the “Latest Balance Sheet Date”, and collectively, the “Financial Statements”), which are attached as Schedule 3.9 of the Disclosure Schedules. The Financial Statements are true and complete, and present accurately, in all respects, the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The Financial Statements were derived from and are consistent with the books and records of the Company, which books and records have been duly maintained in accordance with sound business practices and accurately reflect, in all respects, on a basis consistent with past periods and throughout the periods involved, (i) the financial position of the Company, and (ii) all transactions of the Company. The Financial Statements comply with Generally Accepted Accounting Principles (“GAAP”) and are in such a presentation that they can be audited by Parent’s independent auditor.

Section 3.10Material Contracts.

(a)Schedule 3.10(a) of the Disclosure Schedules sets forth an accurate and complete list of each of the following contracts to which the Company is a party or by which any assets of the Company are bound (collectively, “Material Contracts”):

(i)(1) any contract with the top ten (10) customers of the Company as measured by revenue generated during the year ended December 31, 2024 and for the three (3) month period ended March 31, 2025 (each, a “Material Customer”), other than purchase orders entered into in the ordinary course of business (including standard terms and conditions incorporated in a purchase order by reference to another source) or standard terms and conditions governing the purchase contained on the Material Customer’s website or similar public available source and (2) samples of purchase orders with Material Customers entered into in the ordinary course of business;

(ii)(1) any contract with the top ten (10) suppliers of the Company as measured by the dollar value of purchases during the year ended December 31, 2024 and for the three (3) month period ended March 31, 2025 (each, a “Material Supplier”), other than purchase orders entered into in the ordinary course of business (including standard terms and conditions incorporated in a purchase order by reference to another source) or standard terms and conditions governing the purchase contained on the Material Supplier’s website or similar public available source and (2) samples of purchase orders with Material Suppliers entered into in the ordinary course of business;

(iii)any broker, distributor, dealer, co-manufacturing, sales representative, manufacturer, sales promotion, market research, advertising or agency contract;

(iv)any contract pursuant to which the Company is bound by any provisions or covenant (A) not to compete, (B) not to hire, (C) not to solicit, (D) not to acquire any equity securities (e.g., “standstill” provisions) or (E) that materially limits (or purports to materially limit) the manner in which the Company conducts its business (including any restrictions with respect to any Person, line of business, geographic area or period of time);

(v)any lease, sublease or similar contract with any Person pursuant to which the Company is a lessor, sublessor, lessee or sublessee of any tangible personal property, or any portion of Real Property (including the leased Real Property), material to the conduct and operation of the Company’s business, including the Leases;

(vi)any contract pursuant to which the Company has incurred any indebtedness (including guarantees);

(vii)all contracts for capital expenditures or the acquisition or construction of any fixed assets requiring the payment by the Company following the Closing of an amount in excess of $10,000;

(viii)any contract relating to mortgaging, pledging or otherwise placing a lien on any material portion of the assets of the Company;

(ix)any contract with any exclusivity, “most favored nation” provision or similar pricing terms;

(x)any contract pursuant to which the Company is required to indemnify or guaranty the obligations of any person outside of the ordinary course of business;

(xi)any contract relating to the settlement of any Legal Proceedings or a judgment involving the Company;

(xii)any contract for the sale of assets owned or leased by the Company (other than inventory sales in the ordinary course of business);

(xiii)any contract relating to any joint venture, strategic alliance, partnership or similar arrangement;

(xiv)any contract for the distribution, marketing, sales representation or similar arrangement under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for, any product, service or technology of the Company or any of its respective affiliates that generated revenues to the Company, as applicable;

(xv)contracts for the employment of, the provision of consulting services by, any officer, or the payment of severance to any individual employee or other natural person on a full time, part-time, consulting or other basis;

(xvi)contracts providing for the payment of any cash or other compensation or benefits as a result of the consummation of the transactions contemplated herein (either alone or in conjunction with any other event or condition), to which the Company is, or at Closing will be, a party;

(xvii)contracts which restrict the ability of the Company to terminate the employment of any employee (other than in accordance with applicable law) without liability (including severance obligations not otherwise required by law);

(xviii)all exchange traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contracts, or any other interest rate or foreign currency protection contracts;

(xix)all contracts (other than contracts in respect of employment or employee compensation) between the Company, on the one hand, and any senior officer, director, manager, equityholder, or affiliate of the Company or any of their affiliates, or their respective family members, on the other hand;

(xx)all contracts with any Governmental Body;

(xxi)all collective bargaining agreements;

(xxii)all Intellectual Property Licenses; and

(xxiii)any contract, not otherwise identified above, pursuant to which the Company is currently obligated to make payments in excess of $25,000 per year.

(b)Except as set forth in Schedule 3.10(b) of the Disclosure Schedules, the Company has made available to Parent true and correct copies of each written contract set forth in (or required to have been set forth in) Schedule 3.10(a) of the Disclosure Schedules (including all written amendments, modifications and supplements thereto). All Material Contracts are valid, binding and in full force and effect, and are enforceable against the

Company, and against the other parties thereto, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a Legal Proceeding at law or in equity). The Company has performed all obligations required to be performed by it to date under the Material Contracts to which it is a party, and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. No other party to any Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect under any Material Contract. The Company has not received any written notice or oral notice of the intention of any other party to a Material Contract to terminate or cancel any Material Contract prior to the expiration of the term thereof (including renewal terms), or to amend or otherwise modify the material terms of any Material Contract nor does any party currently contemplate any such termination, cancellation, amendment or other modification to any Material Contract

Section 3.11Intellectual Property.

(a)Schedule 3.11(a) of the Disclosure Schedules lists all Intellectual Property used by the Business and owned by the Stockholder that is: (i) subject to any issuance, application, registration or other filing by, to or with any governmental entity or authorized private registrar in any jurisdiction, including, for each item, the applicable jurisdiction, title, registration number (or application number), and the date issued (or date filed), including Internet domain names (collectively, “Intellectual Property”); or (ii) material to the operation of the Business but not subject to any such issuance, registration, application or other filing. All required filings and fees related to such Intellectual Property have been timely filed with and paid to the relevant governmental entities and authorized registrars, and all such Intellectual Property is valid, enforceable, and in full force and effect.

(b)The Intellectual Property identified in Schedule 3.11(a), while owned solely and exclusively by the Stockholder or his Affiliate, is the subject of an oral agreement for a worldwide license to the Company under which Stockholder is paid a royalty of $.05 per unit received from the sale and/or manufacturing of products using the Intellectual Property (the “IP Lease”), pursuant to which the Company has the non-exclusive right to use, commercialize, manufacture, distribute, and otherwise exploit such Intellectual Property in connection with its business operations. The IP Lease is for a one year term and automatically renews for additional one year terms unless a party to the IP Lease provides written notice to the other Party of its intent not to renew at least thirty (30) days prior to the expiration of the then current term.   Excluding the assignment of the IP Lease and the rights granted therein to Merger Sub, the IP Lease and the rights granted thereunder shall not be assigned or transferred without Stockholder’s prior written consent.  Surviving Corporation and Stockholder shall reduce the IP Lease to writing within ninety (90) days after Closing.

(c)Neither this Agreement nor the transactions contemplated hereby will result in: (i) any adverse effect on the validity or enforceability of the leased Intellectual Property under applicable law; (ii) the loss or impairment of the Company’s rights under the IP

Lease; (iii) the granting of any rights to any third party in or to any such Intellectual Property; (iv) any obligation of the Company to pay additional consideration for the continued use of such Intellectual Property.

(d)To the actual knowledge of the Stockholder, the leased Intellectual Property, and the Company’s conduct of the Business under the IP Lease, has not infringed, misappropriated, or violated, and does not infringe, misappropriate or violate, any Intellectual Property rights of any third party. There is no pending or threatened legal action against the Company or the Stockholder regarding such Intellectual Property, nor is there any known basis for such claims.

(e)The Stockholder has taken reasonable steps to protect the confidentiality and enforceability of the leased Intellectual Property, including trade secrets and proprietary information. The Company has also implemented and enforces appropriate internal policies and procedures for the protection of confidential and proprietary information as it relates to the leased Intellectual Property.

(f)No Intellectual Property is subject to any Legal Proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or commercialization thereof by the Company or may affect the validity, use or enforceability of such Intellectual Property.

(g)Schedule 3.11(h) of the Disclosure Schedules sets forth an accurate and complete list of: (i) all contracts by or through which other persons grant the Company rights or interests in or to any Intellectual Property that is used in or necessary for the conduct of the Business, and (ii) all contracts by or through which the Company grants other persons rights or interests in or to any Intellectual Property (the “Intellectual Property Licenses”). The Company has provided Parent with true, correct and complete copies of all Intellectual Property Licenses. All Intellectual Property Licenses are valid, binding and enforceable between the Company and the other parties thereto. The Company is not, and no other party thereto is in breach of or default under (or is alleged to be in breach of or default under) or has provided or received any notice of breach or default of or any intention to terminate, any Intellectual Property License. The transactions contemplated by this Agreement will not cause the termination or impairment of, or otherwise require the consent, approval or other authorization of or notification to any part to, any Intellectual Property License.

(h)None of the software owned or purported to be owned by the Company incorporates, embeds or is distributed or installed with, statically or dynamically links with or otherwise interacts with any open source software or other elements that would result in any obligation to distribute, license or otherwise make available any software, either in whole or in part, in source code form.

(i)The Company owns or has a valid right to access and use all computer systems, networks, hardware, servers, software, databases, data centers, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the Business as currently conducted and as proposed to be conducted (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business as currently conducted and as proposed to be conducted. As of the Closing Date, no such Company IT Systems contain any device or feature designed to disrupt, disable or otherwise impair the functioning of any software or any virus, malware, “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” or other code or routines that permit unauthorized access to or the unauthorized disablement or erasure of the Company IT Systems, Intellectual Property, or information or data contained in the Company IT Systems or other software or users. In the past twelve (12) months, there has been no failure or other substandard performance of any Company IT System which has caused any material disruption to the Business. The Company maintains back-up and recovery capabilities designed to ensure that a problem with all or a part of the Company IT Systems do not materially impact the Business. The Company has tested such back-ups and disaster recovery capabilities and determined they function effectively. There have been no material breaches of the Company’s security procedures or any material unauthorized incidents, whether attempted or successful, of access, use, disclosure, modification or destruction of information (including personal information), data, or software, or interference with systems operations in all or any portion of the Company IT Systems.

(j)The Company and any persons acting for the Company or on the Company’s behalf, have at all times materially complied with (i) all applicable privacy laws, (ii) all of the Company’s policies and notices regarding personal information, and (iii) all of the Company’s contractual obligations with respect to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure, or transfer (including cross-border) of personal information. None of the Company’s privacy policies or notices contain or have contained any material omissions or are or have been misleading or deceptive. The Company has implemented and at all times maintained reasonable safeguards, at least consistent with practices of similarly-sized companies within the industry in which the Company operates and in material compliance with applicable laws, to protect personal information and other confidential data in its possession or under its control against loss, theft, misuse or unauthorized access, use, modification or disclosure and the Company has taken reasonable steps to ensure that any third person with access to personal information collected by or on behalf of the Company has implemented and maintained the same. Any third party who has provided personal information to the Company has done so in compliance with applicable privacy laws, including providing any notice and obtaining any consent required. There have been no breaches, security incidents, misuse of or unauthorized access to or use or disclosure of any personal information in the possession or control of the Company and the Company has not provided or been legally required to provide any notices to any person in connection with a loss of or unauthorized access to or disclosure of personal information. The Company has not received any written notice of any claims or Legal Proceedings (including notice from third persons acting on its behalf), of or been charged with, the violation of any privacy laws, applicable privacy policies, or contractual commitments with respect to personal information and there are no facts or circumstances that could reasonably form the basis of any such notice or claim.

Section 3.12Insurance. Schedule 3.12 of the Disclosure Schedules sets forth an accurate and complete list of insurance policies (specifying the insured, the insurer, the amount of coverage, the type of insurance, the policy number, the expiration date, the annual premium, and any pending claims thereunder) maintained by or for the benefit of the Company, as well as any surety bonds currently in effect. All such policies are, and during the past three (3) years have been, in full force and effect, all premiums due and payable thereon have been timely paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date), and no written notice of cancellation or termination has been received by the Company with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. Parent has been provided with a correct and complete claims history relating to such policies for the three (3) year period prior to the date hereof. There is no material claim pending under any of such policies for which coverage has been denied or disputed by the underwriters of such policies or in respect of which such underwriters have reserved their rights. During the past three (3) years, no policy limits for any insurance policy of the Company has been materially exhausted. The insurance policies of the Company provide coverage as may be required by applicable law and by Material Contracts. The Company has not failed to give any notice or present any claims under any applicable insurance policy in a due and timely fashion.

Section 3.13Employees and Contractors.

(a)Schedule 3.13(a) of the Disclosure Schedules sets forth, with respect to each current employee of the Company (including any employee who is on a leave of absence or on layoff status): (i) the name, title, date of hire and classification of each employee, (ii) each employee’s current base compensation, (iii) the number of hours of vacation, personal and/or sick time that each employee has accrued as of the Closing Date, (iv) whether the employee is receiving workers’ compensation or disability payments or is on leave or layoff status, (v) each employee’s annual bonus and commission under any bonus or variable compensation plan, (vi) any outstanding loans to each employee, and (vii) for any employee that is a non-U.S. citizen, visa or green card status and expiration date.

(b)Schedule 3.13(b) of the Disclosure Schedules sets forth a complete and correct list of all independent contractors and consultants who performed services for the Company under contract at any time since January 1, 2023 or who are currently performing services or under contract to perform future services for the Company and showing for each: (i) the start date, (ii) whether they are contracted in their individual status or with a corporation, (iii) type of services to be provided, (iv) anticipated completion date, and (v) hourly or per diem rate or other form of pay of such contractor.

Section 3.14Liabilities. As of the Closing Date, the Company will have no liabilities or obligations, whether accrued, absolute, known or unknown, contingent or otherwise, except: (i) the liabilities reflected on the Latest Balance Sheet, (ii) liabilities incurred in the ordinary course of business since the Latest Balance Sheet Date, and (iii) as set forth on Schedule 3.14 of the Disclosure Schedules (even if also reflected on the Latest Balance Sheet).

Section 3.15Taxes. The Company has filed, or has caused to be filed, on a timely basis all returns required to be filed, including information reports, declarations, claims for refund and other filings (collectively, “Tax Returns”), relating to all taxes, charges, duties, fees, assessments, levies or other governmental charges, including all United States federal, state, local, foreign and other income, franchise, profits, capital gains, transfer, sales, use, value added, occupation, property, employment related (including unemployment), excise, severance, windfall profits, stamp, license, payroll, ad valorem, turnover, personal property, fuel, unclaimed property, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever, all estimated taxes, deficiency assessments, additions to tax, penalties and interest and any obligation imposed under any contract or by law to indemnify, assume, succeed to or otherwise pay the liability of any other individual, sole proprietorship, corporation, limited liability company (collectively, “Person”) in respect of any such amount (collectively, “Tax” or “Taxes”) that are or were required to be filed pursuant to applicable laws as of the date hereof. (i) All Tax Returns required to be filed by or on behalf of the Company on or before the Closing Date have been timely filed with the appropriate Tax authorities; (ii) all such Tax Returns were complete and accurate in all material aspects when filed and properly reflect the taxes owed by or on behalf of the Company for the periods covered thereby; (iii) as of the Closing Date, all Taxes, except those not yet due and owing or being contested in good faith for which the Company has adequate reserves for such Tax liability, have been timely paid; (iv) the Company has not received notice of any actions, claims, or proceedings by any Tax authority with respect to any Taxes due and owing by the Company that has not been resolved and there are no current or ongoing examinations, actions, claims or proceedings for the assessment or collection of Taxes against the Company; (v) the Company is not the beneficiary of any extension of time within which to file any Tax Return; (vi) all Taxes required to be withheld, collected, or deposited by or with respect to the Company (including with respect to the Employees) has been withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant Tax authority and all statements required to be furnished with respect thereto under applicable Legal Requirements have been timely and properly furnished; (vii) there are no Tax liens on any properties or assets of the Company other than liens for Taxes not yet due and payable; (viii) the Company has not granted any consent to extend any statute of limitations with respect to, or any extension of a period of assessment of any Tax, in either case, that is still outstanding; and (ix) no claim has ever been made by any Person in a jurisdiction where the Company does not file Tax Returns that any such party is or may be subject to taxation by that jurisdiction.

Section 3.16COVID Relief. Schedule 3.16 of the Disclosure Schedules lists all years that the Company applied for the Employee Retention Tax Credit (“ERTC”), or a loan under the Payroll Protection Program (“PPP Loan”). The Company has made available to Parent prior to the execution of this Agreement all documentation filed and/or received by the Company or the Stockholder relating to or evidencing such ERTC and PPP Loans. The Company represents that it was entitled to the ERTC and PPP Loans received, and has no reason to believe that the IRS or any applicable PPP Loan vender may reverse, rescind or otherwise its decision to approve any ERTC or PPP Loan. All documentation provided, and certifications made in support of, the Company’s applications for the ERTC and PPP Loans were and are true and accurate and comply with the CARES Act, as amended by the Paycheck Program Flexibility Act, in accordance with the Frequently Asked Questions and Paycheck Protection Program Interim Final Rules published by the IRS, prior to the date of this Agreement. The Company filed for the ERTC and PPP Loans in good faith, was eligible to claim them, and met the necessity and all other standards for obtaining the ERTC and PPP Loans. All PPP Loans have been forgiven or repaid in full. The Company has never applied for, nor received, any other Economic Injury Disaster Loan or Economic Injury

Disaster Loan Emergency Advance from the U.S. Small Business Administration or any other Governmental Authority.

Section 3.17Legal Proceedings. There are no unresolved actions, suits, mediations, investigations, inquiries, claims or other legal proceedings, including governmental, administrative or arbitral proceedings (collectively, “Legal Proceedings”) pending or threatened, against the Company, and there have been no Legal Proceedings that has been filed against the Company during the past five (5) years.

Section 3.18Absence of Changes or Events. Since the Latest Balance Sheet Date, the Company has conducted its business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, except as disclosed in Schedule 3.18 of the Disclosure Schedules, since the Latest Balance Sheet Date, the Company has not:

(a)Amended its governing documents;

(b)Issued, sold or otherwise disposed of any of its equity interests;

(c)Entered into any new contract, lease or agreement, other than in the ordinary course of business consistent with past practices;

(d)Applied, renewed, surrendered, lost any Permit;

(e)Suffered an acceleration or termination, or agreed to any amendment, modification or cancellation, of any contract, lease or agreement (or, with respect to agreements with customers, suffered an acceleration or termination, or agreed to any amendment, modification or cancellation of, any master agreement between the customer and the Company);

(f)Experienced any Material Adverse Effect in its respective business, prospects, financial condition or assets;

(g)Experienced any material damage, destruction, interruption in use or loss (whether or not covered by insurance) to its property;

(h)Failed to make any regularly scheduled payments on its existing debt, leases and other obligations, and has not incurred any additional indebtedness, except in the ordinary course of business consistent with past practice;

(i)Made any capital investments in excess of the aggregate of Ten Thousand Dollars ($10,000);

(j)Granted any increase to the salaries, benefits or other compensation of any of its directors, officers, Employees, contractors or other service providers, other than in the ordinary course of business consistent with past practice;

(k)Adopted any benefit plan or contract providing benefits to any of its directors, officers, Employees, contractors or other service providers acting in such capacities, or amended, modified or terminated any such benefit plans and/or contracts;

(l)Made any changes in its accounting methods or principles;

(m)Commenced or settled any Legal Proceedings;

(n)Acquired (by merger, stock or asset purchase or otherwise) any Person or business or division thereof;

(o)Made any material change in Company in credit policies, practices or limits, other than changes made with respect to specific customers in the ordinary course of business; or

(p)Other than as set forth above, entered into or agreed to enter into any contract or other arrangement relating to any of the foregoing.

For purposes of this Agreement, “Material Adverse Effect” means any event, occurrence, fact, condition or change that is materially adverse to (a) the Company or the business, results of operations, financial condition or assets of the Business, taken as a whole, or (b) the ability of the Stockholder or the Company to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, first arising or occurring after the date of this Agreement and arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any changes in applicable laws after the date of this Agreement; (vi) any natural or man-made disaster or acts of God; or (vii) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); except, in each case, to the extent that Company is disproportionately affected thereby as compared with other participants in the industry in which Company operates.

Section 3.19By-laws. The By-laws of the Company is in full force and effect and is the only agreement in effect with respect to the matters described therein.

Section 3.20Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Stockholder and the Company.

Section 3.21Securities Representations.

(a)Purchase for Own Account. The Stockholder is acquiring the Stock Consideration solely for the Stockholder’s own account and beneficial interest for investment and not for resale or with a view to distribution of the Stock Consideration and has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(b)Ability to Bear Economic Risk. The Stockholder acknowledges that an investment in the Stock Consideration involves a high degree of risk, and represents that the Stockholder is able, without materially impairing the Stockholder’s financial condition, to hold the Stock Consideration for an indefinite period of time and is financially able to suffer a complete loss of the Stockholder’s investment.

(c)Access to Information. The Stockholder acknowledges that he has been furnished with such financial and other information concerning the Parent, the directors and officers of the Parent, and the business and proposed business of the Parent as the Stockholder considers necessary in connection with the Stockholder’s investment in the Stock Consideration. In addition, the Stockholder has reviewed the Parent’s filings on Edgar with the Securities and Exchange Commission. As a result, the Stockholder is thoroughly familiar with the proposed business, operations, properties and financial condition of the Parent and has discussed with officers of the Parent any questions the Stockholder may have had with respect thereto. The Stockholder understands:

(i)The risks involved in this investment, including the speculative nature of the investment;

(ii)The financial hazards involved in this investment, including the risk of losing the Stockholder’s entire investment;

(iii)The lack of liquidity and restrictions on transfers of the Stock Consideration; and

(iv)The tax consequences of this investment.

The Stockholder has consulted with his own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by the Stockholder in the Stock Consideration and the merits and risks of an investment therein.

(d)Stock Consideration Part of Private Placement. The Stockholder has been advised that the Stock Consideration have not been registered under the Securities Act, or qualified under the securities law of any state, on the ground, among others, that no distribution or public offering of the Stock Consideration is to be effected and the Stock Consideration will be issued by the Parent in connection with an exemption set forth in Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, and under any applicable state blue sky authority. The Stockholder understands that the Parent is relying in part on the Stockholder’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the Stockholder’s representations, the Stockholder has in mind merely acquiring the Stock Consideration for resale on the occurrence or nonoccurrence of some predetermined event. The Stockholder has no such intention. The Parent shall timely file any necessary securities filings and the Stockholder shall timely assist and provide the Parent with all information and signatures required to timely file.

(e)Swanson Not Affiliated with Parent. The Stockholder, either alone or with his professional advisers (i) are unaffiliated with, have no equity interest in, and are not compensated by, the Parent or any affiliate or selling agent of the Parent, directly or indirectly; (ii) has such knowledge and experience in financial and business matters that the Stockholder is capable of evaluating the merits and risks of an investment in the Stock Consideration; and (iii) has the capacity to protect his own interests in connection with his proposed investment in the Stock Consideration.

(f)Further Limitations on Disposition. The Stockholder further acknowledges that the Stock Consideration are restricted securities under Rule 144 of the Securities Act, and, therefore, when the Parent issues a certificate reflecting the ownership interest in the Stock Consideration, those certificates will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE PARENT THAT SUCH REGISTRATION IS NOT REQUIRED.

Without in any way limiting the representations set forth above, the Stockholder further agrees not to make any disposition of all or any portion of the Stock Consideration unless and until:

(i)There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii)The Stockholder shall have notified the Parent of the proposed disposition and shall have furnished the Parent with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Parent, the Stockholder shall have furnished the Parent with an opinion of counsel (at the Stockholder’s expense), reasonably satisfactory to the Parent, that such disposition will not require registration under the Securities Act or any applicable state securities laws.

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such the Stockholder to a partner (or retired partner) of the Stockholder, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Stockholder hereunder as long as the consent of the Parent is obtained.

(g)Accredited Investor Status. The Stockholder is an “accredited investor” as such term is defined in Rule 501 under the Securities Act

(h)No Backup Withholding. The Stockholder is not subject to backup withholding because (i) he has not been notified that he is subject to backup withholding as a result of a failure to report all interest and dividends or (ii) the Internal Revenue Service has notified him that he is no longer subject to backup withholding.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the Disclosure Schedules, Parent and Merger Sub represent and warrant to the Company that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01 Authorization. Parent and Merger Sub are corporations duly organized and existing in good standing under the laws of the State of Nevada. The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by all necessary and required action of Parent or Merger Sub.

Section 4.02 Non-Contravention. The execution and delivery of this Agreement and any other document, instrument or agreement executed or delivered at or in connection with the Closing, and the performance by Parent or Merger Sub, will not conflict with, result in a breach of, cause a default, or require any consent to be obtained or notice to be given, under any of the terms, conditions or provisions of any contract or other obligation under which Parent or Merger Sub are parties.

Section 4.03 No Prior Merger Sub Operations. Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

Section 4.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Documents based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 4.05Legal Proceedings. There are no Legal Proceedings pending or, to Parent's or Merger Sub's knowledge, threatened against or by Parent, Merger Sub or any of their respective Affiliates that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Parent or Merger Sub’s knowledge, no event has occurred or circumstances exist that may give rise or serve as a basis for any such Legal Proceeding.

ARTICLE V
COVENANTS

Section 5.01Stockholder Consent. Contemporaneously with execution of this Agreement, Swanson, as sole stockholder of the Company, has executed and delivered a written consent approving this Agreement and the Merger and waiving any notice requirements to the extent permitted by the FBCA and the Company’s organizational documents. No other stockholder approval, notice or appraisal process is required.

Section 5.02Resignations. The Company shall deliver to Parent written resignations, effective as of the Closing Date, of the officers and directors of the Company requested by Parent at least five Business Days prior to the Closing.

Section 5.03Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 5.04Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Parent when due. Parent shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees.

Section 5.05Reorganization Reporting. Each party shall file the statements required by Treas. Reg. §1.368-3 with its U.S. federal income tax return for the taxable year including the Effective Time.

Section 5.06Anti-Dilution Adjustment. Parent acknowledges that as of the date of this Agreement there are one hundred fifty-four thousand three hundred forty-six (154,346) options and warrants to acquire shares of Parent common stock outstanding. In the event any such options or warrants are exercised following the Effective Time, Parent shall promptly issue to the Stockholder, without additional consideration, such number of additional shares of Parent common stock as is necessary for Swanson to maintain seventy-seven and one-half percent (77.5%) of the issued and outstanding shares of Parent common stock on a fully diluted basis. Any such issuances shall be made within five (5) Business Days of the applicable exercise.

Section 5.07Registration Rights. If at any time following the Closing Parent proposes to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering an underwritten public offering of Parent common stock (other than (i) a registration on Form S-4 or S-8 or any successor form, or (ii) a registration solely covering securities to be offered in exchange for securities of another entity), Parent shall provide the Stockholder with at least twenty (20) Business Days’ prior written notice of such intended filing. Upon the written request of the Stockholder delivered to Parent within fifteen (15) Business Days after receipt of such notice, Parent shall include all Registrable Securities (defined below) designated by the Stockholder in such registration statement. “Registrable Securities” means all shares of Parent common stock received by the Stockholder as Stock Consideration, together with any securities issued with respect thereto by way of stock dividend, split, combination, recapitalization, merger, exchange or similar event. Parent shall bear and pay all registration expenses in connection with any registration of Registrable Securities pursuant to this Section, including, without limitation, all registration, filing and qualification fees, printing expenses, and the reasonable fees and expenses of one counsel selected by the Stockholder, but excluding underwriters’ discounts and selling commissions, which shall be borne by the Stockholder with respect to the Registrable Securities actually sold by the Stockholder. Parent shall use commercially reasonable best efforts to (i) cause the registration statement to become effective as promptly as practicable, (ii) keep such registration statement continuously effective and current until the Registrable Securities covered thereby have been sold or may be sold without restriction under Rule 144, (iii) cooperate with the Stockholder in effecting the sale of such Registrable Securities, and (iv) timely file all reports required under the Securities Act and the Securities Exchange Act of 1934, as amended, and otherwise make and keep available adequate current public information as required by Rule 144. In the event the managing underwriter advises Parent that marketing factors require a limitation on the number of shares to be included in such registration, Parent shall include Registrable Securities pro rata with other selling stockholders (excluding Parent), and no securities of any other stockholder shall be included in such registration unless the Stockholder’s Registrable Securities are included in full. The registration rights provided in this Section shall terminate only at such time as all Registrable Securities may be sold by the Stockholder in a single ninety (90) day period without volume or manner-of-sale restrictions pursuant to Rule 144.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is twenty-four months from the Closing Date. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

Section 6.02 Indemnification By Stockholder. Subject to the other terms and conditions of this ARTICLE VI, from and after Closing, the Stockholder shall indemnify Parent against, and shall hold Parent harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Parent based upon, arising out of, with respect to or by reason of:

(a)any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement; or

(b)any breach or non-fulfillment of any covenant, agreement or obligation pursuant to this Agreement that by its terms is to be performed by the Company after the Closing Date.

Section 6.03 Indemnification By Parent. Subject to the other terms and conditions of this ARTICLE VI, from and after Closing, Parent shall indemnify the Stockholder against, and shall hold each of them harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Stockholder based upon, arising out of, with respect to or by reason of:

(a)any inaccuracy in or breach of any of the representations or warranties of Parent and Merger Sub contained in this Agreement; or

(b)any breach or non-fulfillment of any covenant, agreement or obligation pursuant to this Agreement that by its terms is to be performed by Parent or Merger Sub after the Closing Date.

Section 6.04 Certain Limitations. The party making a claim under this ARTICLE VI is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this ARTICLE VI is referred to as the “Indemnifying Party.”

(a)The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section 6.02(a) or Section 6.03(a), as the case may be, until the aggregate amount of all Losses in respect of indemnification under Section 6.02(a) or Section 6.03(a) exceeds fifty thousand dollars ($50,000) (the “Deductible”), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Deductible. No claim or claims brought by a party against another party may exceed, in the aggregate, the value of the Stock Consideration as measured by the closing bid price for the Parent’s common stock on the Closing Date

(b)Payments by an Indemnifying Party pursuant to Section 6.02 or Section 6.03 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party (or the Company) in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(c)Payments by an Indemnifying Party pursuant to Section 6.02 or Section 6.03 in respect of any Loss shall be reduced by an amount equal to any Tax benefit realized or reasonably expected to be realized as a result of such Loss by the Indemnified Party.

(d)In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(e)Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

(f)The Stockholder shall not be liable under this ARTICLE VI for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement if Parent had knowledge of such inaccuracy or breach prior to the Closing.

Section 6.05 Indemnification Procedures.

(a)If any Indemnified Party receives notice of the assertion or commencement of any action, suit, claim or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party's expense and by the Indemnifying Party's own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 6.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party's right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may, subject to Section 6.05(b), pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. The Stockholder and Parent shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

(b)Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as provided in this Section 6.05(b). If a firm offer is made to settle a Third-Party Claim without leading to Liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all Liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 6.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)Any claim by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. During such 30-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party's investigation by giving such information and assistance (including access to the Company's premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 6.06 Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VI, the Indemnifying Party shall satisfy its obligations within fifteen (15) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds.

Section 6.07Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall, to the extent permitted by the Code and other applicable Law, be treated by the parties as an adjustment to the Stock Consideration for U.S. federal, state and local income Tax purposes, unless otherwise required by Law.

Section 6.08 Exclusive Remedies. Subject to and except for Section 7.12, the parties acknowledge and agree that from and after Closing their sole and exclusive remedy with respect to any and all claims (other than claims of Fraud against a party hereto committing Fraud) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE VI. In furtherance of the foregoing, except with respect to Section 7.12, each party hereby waives, from and after Closing, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VII. Nothing in this Section 6.08 shall limit any Person's right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 7.12 or to pursue a claim of Fraud against a party hereto committing Fraud outside of the indemnification provisions set forth in this Article VII.

ARTICLE VII

MISCELLANEOUS

Section 7.01Expenses. Except as otherwise expressly provided herein (including Section 5.04 hereof), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 7.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

If to Parent

or Surviving Corporation:Healthy Extracts Inc.

7375 Commercial Way, Suite 125

Henderson, NV 89011

Attn: Duke Pitts

Email:duke@bergametna.com

with a copy to:Clyde Snow & Sessions, PC

201 S. Main Street, Suite 2200

Salt Lake City, UT 84111

Attn: Brian A. Lebrecht

Email: bal@clydesnow.com

If to Swanson:

Donald Swanson

4560 Northgate CT

Sarasota, FL  34234

Attn: Donald Swanson

Email: don@gummyusa.com

with a copy to:Johnson, Pope, Bokor, Ruppel & Burns, LLP

311 Park Place Blvd #300

Clearwater, FL 33759

E-mail: MikeC@jpfirm.com; AKravatz@jpfirm.com

Attention: Mike T. Cronin; Adam Kravatz

Section 7.03 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation;” (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 7.04 Disclosure Schedules. All section headings in the Disclosure Schedules correspond to the sections of this Agreement, but information provided in any section of the Disclosure Schedules shall constitute disclosure for purposes of each section of this Agreement where such information is relevant. Unless the context otherwise requires, all capitalized terms used in the Disclosure Schedules shall have the respective meanings assigned to such terms in this Agreement. Certain information set forth in the Disclosure Schedules is included solely for informational purposes, and may not be required to be disclosed pursuant to this Agreement. No disclosure in the Disclosure Schedules relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The inclusion of any information in the Disclosure Schedules shall not be deemed to be an admission or acknowledgment by the Company that in and of itself, such information is material to or outside the ordinary course of the business or is required to be disclosed on the Disclosure Schedules. No disclosure in the Disclosure Schedules shall be deemed to create any rights in any third party.

Section 7.05 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.06 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 7.07 Entire Agreement. This Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 7.08 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.09 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.10 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Parent, Merger Sub and the Company at any time prior to the Effective Time. Any failure of Parent or Merger Sub, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company (with respect to any failure by Parent or Merger Sub) or by Parent or Merger Sub (with respect to any failure by the Company), respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 7.11Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

(b)ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF FLORIDA IN EACH CASE LOCATED IN THE CITY OF SARASOTA AND COUNTY OF SARASOTA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.11(c).

Section 7.12 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof (including if the parties fail to take such actions as are required to consummate the transactions contemplated hereby) or were otherwise breached. Each party shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts described in Section 7.11(b)

without proof of actual damages, in addition to any other remedy to which it is entitled at law or in equity. No party will oppose the granting of an injunction, specific performance, or other equitable relief provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. No other party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.12, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument. The right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither party would have entered into this Agreement.

Section 7.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized officers.

GUMMY TRANSITION, INC.
By /s/ Donald Swanson Name: Donald Swanson Title: President
HEALTHY EXTRACTS, Inc., a Nevada corporation
By /s/ Kevin “Duke” Pitts Name: Kevin “Duke” Pitts Title: President

HE GUMMY USA, INC., a Nevada corporation
By /s/ Kevin “Duke” Pitts Name: Kevin “Duke” Pitts Title: President

/s/ Donald Swanson Donald Swanson